UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2021

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

175 Technology Drive, Suite 150

Irvine, California 92618

(Address of principal executive offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NLST	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement

On April 5, 2021, Netlist, Inc. (the “Company”) entered into a Strategic Product Supply and License Agreement (the “License Agreement”) and Product Purchase and Supply Agreement (the “Supply Agreement”) with SK hynix Inc., a corporation formed and existing under the laws of the Republic of Korea (“SK hynix”). Both agreements have a term of 5 years. Under the License Agreement, (a) Netlist has granted to SK hynix fully paid, worldwide, non-exclusive, non-assignable licenses to certain of its patents covering memory technologies and (b) SK hynix has granted to Netlist fully paid, worldwide, non-exclusive, non-assignable licenses to its patent portfolio. In addition, the License Agreement provides for the settlement of all pending intellectual property proceedings between Netlist and SK hynix, and the parties have agreed to collaborate on certain technology development activities. Netlist will receive a payment of $40,000,000 in connection with the entry into the License Agreement. The Supply Agreement entitles Netlist to purchase up to $600,000,000 of SK hynix memory products during the term of the Supply Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Dated: April 6, 2021	By:	/s/ Gail M. Sasaki
Gail M. Sasaki Vice President and Chief Financial Officer

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